Exhibit 99.1

Senetek’s Nasdaq Delisting Appeal Scheduled for September 23

NAPA, Calif., August 31, 2004 / PRNewswire-FirstCall/ — Senetek PLC (Nasdaq: SNTK -News), www.senetekplc.com., a healthcare technologies company focused on developing and co-marketing products for the anti-aging markets worldwide, announced today that its appeal hearing with the Nasdaq Listing Qualifications Panel related to its continued listing on the Nasdaq SmallCap Market, has been scheduled for September 23, 2004.

If, following its appeal, Senetek is delisted from the Nasdaq SmallCap Market, its ADS’s will trade on the OTC Bulletin Board® (OTCBB), which is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. OTCBB securities include national, regional, and foreign equity issues such as ADSs. The OTCBB is a quotation medium for subscribing members, which enter quotes as principal or as agent for customers and trade through a highly sophisticated, closed computer network, which is accessed through Nasdaq Workstation IITM Price quotations can be obtained through a number of internet sources including www.nasdaq.com, www.otcb.com and www.yahoo.com.

Should delisting from the Nasdaq SmallCap Market occur, Senetek intends to continue to focus on executing its business and strategic plans, including strategic product and business acquisitions, and possible mergers, which the Company believes will generate adequate operating profits and an improved financial position adequate to allow the Company the opportunity to re-list at a later date on Nasdaq or another national stock exchange.

Senetek PLC Investor Relations Contact:

1-707-226-3900, ext. 102

Email: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply Senetek’s expectation of successfully executing its business and strategic plans, and realizing an improved financial position adequate to relist on Nasdaq or another national stock exchange. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be implied by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2003 However, the Company necessarily can give no assurance that it has identified all of the factors that may result in actual results materially differing from those that might be expressed or implied in any particular forward-looking statement, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.